Exhibit 10.4

This Unconditional Continuing Guaranty (the “Guaranty”), is made and entered into as of August 1, 2024, by Safe & Green Holdings Corp. and SG Echo, LLC (the “Guarantors”) both with principal offices at 990 Biscayne Boulevard, Miami, Florida 33132 in favor of Farnam Street Financial, Inc., with an office at 5850 Opus Parkway, Suite 240, Minnetonka, MN 55343 (the “Lessor”). In consideration of Lessor and SG Environmental Solutions Corp., with an office at 990 Biscayne Boulevard, Miami, Florida 33132 (the “Lessee”) becoming parties to Lease Agreement Number SG101321, the Guarantors (and all successors) agrees as follows:

1. Definitions. As used in this Guaranty: “Obligation(s)” means all rents, monies, debts, liabilities, agreements and other obligations of the Lessee to the Lessor, whether direct or indirect, absolute or contingent, due or to become due, secured or unsecured, now existing or hereafter arising or acquired under the Lease, the Lease Schedules entered into pursuant and subject to the Lease and any other agreement or writing evidencing, securing or otherwise executed in connection with the Lease or any above referenced Obligation.

2. Guaranty of Payment and Performance. The Guarantors hereby guarantee to the Lessor the full and punctual payment when due (whether at maturity, by acceleration or otherwise) at the place specified therefor or, if no place of payment is specified, at the office designated by the Lessor, and the performance, of each Obligation of the Lessee to the Lessor. This Guaranty is an absolute, unconditional and continuing guaranty of the full and punctual payment and performance of the Obligations and not of their collectability only and is in no way conditioned upon any requirement that the Lessor first attempt to collect any of the Obligations from the Lessee or resort to any security or other means of obtaining their payment. Should the Lessee default in the payment or performance of any of the Obligations, the obligations of the Guarantors hereunder shall become immediately due and payable to the Lessor, without demand or notice of any nature, all of which are expressly waived by the Guarantors. Payments by the Guarantors hereunder may be required by the Lessor on any number of occasions.

3. Guarantor’s Agreement to Pay. The Guarantors further agree, as the principal obligors and not as a guarantors only, to pay to the Lessor, on demand, in funds immediately available to the Lessor: (a) the amount of each Obligation which has not been paid when due at the place of payment specified therefor, or if no place of payment is specified, at the office designated by the Lessor; and (b) all costs and expenses (including court costs and legal expenses) incurred or expended by the Lessor in connection with the Obligations, this Guaranty and the enforcement thereof, together with interest on amounts recoverable under this Guaranty from the time such amounts become due until payment, at the rate equal to one and one-half percent (1½%) per month; provided that if such interest exceeds the maximum amount permitted to be paid under applicable law, then such interest shall be reduced to such maximum permitted amount. This Guaranty shall remain in full force and effect until all the Obligations are paid in full. This Guaranty shall continue to be effective or be reinstated, if at any time any payment made or value received with respect to an Obligation is rescinded or must otherwise be returned by the Lessor upon the insolvency, bankruptcy or reorganization of the Lessee, or otherwise, all as though such payment had not been made or value received. Guarantors expressly waive the right to revoke or terminate this Guaranty. The liability of the Guarantors hereunder shall be unlimited and be continuing until all of the Obligations are paid in full.

Lease Guaranty	Page 1

4. Waivers by Guarantor. The Guarantors agree that the Obligations will be paid and performed strictly in accordance with their respective terms regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of the rights of the Lessor with respect thereto. The Guarantors waive presentment, demand, protest, notice of acceptance, notice of Obligations incurred and all other notices of any kind, all defenses which may be available by virtue of any valuation, stay, moratorium law or other similar law now or hereafter in effect, any right to require the marshaling of assets of the Lessee, and all defenses available to a surety, guarantor or accommodation co-obligor. Without limiting the generality of the foregoing, the Guarantors agree to the provisions of the Lease and agrees that the obligations of the Guarantors hereunder shall not be released or discharged, in whole or in part, or otherwise affected by (i) the failure of the Lessor to assert any claim or demand or to enforce any right or remedy against the Lessee; (ii) any extensions or renewals of any Obligation; (iii) any rescissions, waivers, amendments or modifications of any of the terms or provisions of the Lease; (iv) the substitution or release of any entity primarily or secondarily liable for any Obligation; (v) the adequacy of any rights the Lessor may have against any collateral or other means of obtaining repayment of the Obligations; (vi) the impairment of any collateral securing the Obligations, including without limitation the failure to perfect or preserve any rights the Lessor might have in such collateral or the substitution, exchange, surrender, release, loss or destruction of any such collateral; or (vii) any other act or omission which might in any manner or to any extent vary the risk of the Guarantors or otherwise operate as a release or discharge of the Guarantors, all of which may be done without notice to the Guarantors. No amendment or waiver of any provision of this Guaranty nor consent to any departure by the Guarantors therefrom shall be effective unless put in writing and signed by the Lessor. No failure on the part of the Lessor to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

5. Unenforceability of Obligations Against Lessee. If for any reason the Lessee has no legal existence or is under no legal obligation to discharge any of the Obligations, this Guaranty shall nevertheless be binding on the Guarantors to the same extent as if the Guarantors at all times had been the principal obligor on all such Obligations. In the event that acceleration of the time for payment of the Obligations is stayed upon the insolvency, bankruptcy or reorganization of the Lessee, or for any other reason, all such amounts otherwise subject to acceleration under the terms of the Lease shall be immediately due and payable by the Guarantors.

6. Further Assurances/Financial Condition of Lessee. The Guarantors agree that they will, from time to time at the request of Lessor, provide to the Lessor their most recent balance sheets and related statements of income and changes in financial condition and such other information relating to the business and affairs of the Guarantors as the Lessor may reasonably request. The Guarantors assume the responsibility for being and keeping themselves informed of the financial condition of Lessee and of all other circumstances bearing upon the risk of liability hereunder. Lessor shall have no duty to advise Guarantors of information known to it regarding the Lessee or its financial condition. The Guarantors also agree to do all such things and execute all such documents, including financing statements, as the Lessor may consider necessary or desirable to give full effect to this Guaranty and to perfect and preserve the rights and powers of the Lessor hereunder.

7. Attorneys’ Fees and other Costs. Guarantors, in addition to all other sums which Guarantors may be called upon to pay to the Lessor pursuant to this Guaranty, shall pay to or Lessor, on demand, all costs, expenses and fees paid or payable related to or arising under this Guaranty or the Lease, including, but not limited to, attorneys’ fees and out-of-pocket costs, including travel and related expenses incurred by Lessor or its attorneys. The term “attorneys’ fees” means the full cost of legal services relating to any action, suit, counterclaim, post-judgment motions, bankruptcy litigation, appeal, arbitration or mediation related to or arising under this Guaranty or the Lease.

8. Subordination/Subrogation. Until the payment and performance in full of all Obligations, the Guarantors shall not exercise any rights against the Lessee arising as a result of payment by the Guarantors hereunder, by way of subrogation, contribution, indemnity, reimbursement or otherwise. The Guarantors agree that after the occurrence of any default in the payment or performance of the Obligations, the Guarantors will not demand, sue for or otherwise attempt to collect any such indebtedness of the Lessee to the Guarantors until the Obligations shall have been paid in full.

Lease Guaranty	Page 2

9. Successors and Assigns. This Guaranty shall be binding upon the Guarantors, their successors and assigns, and shall inure to the benefit of and be enforceable by the Lessor and its successors, transferees and assigns. Without limiting the generality of the foregoing sentence, the Lessor may assign or otherwise transfer any Lease or any note held by it evidencing the Obligations, and such other person or entity shall thereupon become vested, to the extent set forth in the agreement evidencing such assignment, transfer or participation, with all the rights in respect thereof granted to the Lessor herein.

10. Governing Law. This Guaranty shall be governed by, and construed in accordance with, the substantive laws and decisions of the State of Minnesota. The Guarantors agree that any suit for the enforcement of this Guaranty may be brought in the courts of Minnesota or any Federal Court sitting in Minnesota and consent to the jurisdiction of such court and to service of process in any such suit being made upon the Guarantors by mail at the address specified herein. The Guarantors agree that the State of Minnesota is where the Lease and this Guaranty were documented and signed by the Lessor, and where all of the monies associated with the Lease and this Guaranty are sent. The Guarantors hereby waive any objection that it may now or hereafter have to the venue of any such suit or any such court or that such suit was brought in an inconvenient court.

11. Miscellaneous. This Guaranty constitutes the entire agreement of the Guarantors with respect to the matters set forth herein. The rights and remedies herein provided are cumulative and not exclusive of any remedies provided by law or any other agreement, and this Guaranty shall be in addition to any other guaranty of the Obligations. The invalidity or unenforceability of any one or more sections of this Guaranty shall not affect the validity or enforceability of its remaining provisions. Captions are for ease of reference only and shall not affect the meaning of the relevant provisions. The meanings of all defined terms used in this Guaranty shall be equally applicable to the singular and plural forms of the terms defined. Each Guarantor shall be jointly and severally liable to Lessor hereunder.

The Guarantors have executed and delivered this Guaranty or caused this Guaranty to be executed and delivered by its duly authorized officer, as of the date appearing on page one (1).

AGREED TO AND ACCEPTED BY:

SAFE & GREEN HOLDINGS CORP.

By	/s/ Paul M Galvin
Print Name	Paul M Galvin
Title	CEO

SG ECHO, LLC

By	/s/ Paul M Galvin
Print Name	Paul M Galvin
Title	CEO

Lease Guaranty	Page 3